Exhibit 99.1

Sapient Reports Third Quarter 2011 Results

Service Revenues Up 21% Over Q3 2010

Non-GAAP Operating Profit Increases 49% Over Q3 2010

BOSTON--(BUSINESS WIRE)--November 3, 2011--Sapient (NASDAQ: SAPE) today reported the following financial results for the third quarter ended September 30, 2011:

  Service revenues were $262.7 million compared to $217.1 million in the third quarter of 2010, an increase of $45.7 million or 21%. Sequentially, service revenues were up $8.1 million, or 3%, from $254.6 million in the second quarter of 2011. On a constant currency basis, revenues increased 19% over the third quarter of 2010 and 4% sequentially.
  GAAP income from operations was $29.1 million, or 11.1% of service revenues, up 46% from $20.0 million, or 9.2% of service revenues, reported in the third quarter of 2010.
  Non-GAAP income from operations was $38.1 million, or 14.5% of service revenues, up 49% from $25.6 million, or 11.8% of service revenues, reported in the third quarter of 2010.
  GAAP diluted net income per share was $0.13, compared to $0.10 in the third quarter of 2010.
  Non-GAAP diluted net income per share was $0.18, compared to $0.13 in the third quarter of 2010.

“We are pleased to have posted another quarter of strong growth and expanding profitability despite the uncertainties of the macroeconomic environment,” said Sapient President and Chief Executive Officer Alan J. Herrick. “We are in a strong leadership position in a dynamic and evolving marketplace and clients continue to recognize our unique value proposition.”

The company generated cash from operations of $43.5 million in the third quarter of 2011, an increase of 121% from $19.7 million in the third quarter of 2010. As of September 30, 2011, the company had cash, cash equivalents and marketable securities of $169.0 million, which includes the cash outlays related to the payment of a $0.35 per share special dividend on August 29, 2011, as well as the cash paid for the acquisitions of CLANMO and DAD during the quarter. Days sales outstanding was 66 days for the third quarter of 2011, down from 69 days in the second quarter of 2011 and 68 days for the third quarter of 2010.

Outlook

Sapient management provided the following guidance:

  For the fourth quarter ending December 31, 2011, service revenues are expected to be $258 million to $266 million.
  Fourth quarter 2011 non-GAAP operating margin is expected to be 14.5% to 15.5%.

Webcast and Conference Call

Sapient will host a discussion of its third quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

US: (877) 291-1296
International: (720) 259-9209

To access the live webcast of the event, please click on the link below:

http://sape.client.shareholder.com/events.cfm

In addition, a re-broadcast of the webcast will be available in the investors section of www.sapient.com.

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company has presented service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the functional currency of the entity in which the revenue was transacted. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. However, because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the fourth quarter of 2011, including expected service revenues and expected non-GAAP operating margin – that involve a number of risks and uncertainties. All forward looking statements are based upon current expectations and beliefs and various assumptions. Actual results could differ materially from management’s expectations and the forward-looking statements contained in this release. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risks and uncertainties as set forth in the company’s filings with the SEC, including without limitation the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

	(in thousands, except per share amounts)
Revenues:
Service revenues	$262,730	$217,057	$758,686	$600,631
Reimbursable expenses	11,152	11,525	30,548	30,375
Total gross revenues	273,882	228,582	789,234	631,006
Operating expenses:
Project personnel expenses	176,639	148,003	520,054	415,115
Reimbursable expenses	11,152	11,525	30,548	30,375
Total project personnel expenses and reimbursable expenses	187,791	159,528	550,602	445,490
Selling and marketing expenses	8,632	9,298	29,104	28,170
General and administrative expenses	44,337	38,443	126,418	110,821
Restructuring and other related charges	1,191	34	6,777	448
Amortization of purchased intangible assets	1,725	1,301	4,286	4,127
Acquisition costs and other related charges	1,082	-	1,305	111
Total operating expenses	244,758	208,604	718,492	589,167

Income from operations	29,124	19,978	70,742	41,839

Interest and other income, net	2,037	942	4,752	2,487

Income before income taxes	31,161	20,920	75,494	44,326
Provision for income taxes	12,059	6,645	29,030	16,208
Net income	$19,102	$14,275	$46,464	$28,118

Basic net income per share	$0.14	$0.11	$0.34	$0.21
Diluted net income per share	$0.13	$0.10	$0.33	$0.20

Weighted average common shares	138,679	132,774	137,539	131,517
Weighted average dilutive common share equivalents	3,929	6,469	4,221	6,796
Weighted average common shares and dilutive common share equivalents	142,608	139,243	141,760	138,313

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	September 30, 2011	December 31, 2010
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$155,294	$219,448
Marketable securities, current portion	8,387	8,861
Restricted cash, current portion	266	1,416
Accounts receivable, less allowance for doubtful accounts	145,846	136,300
Unbilled revenues	77,109	49,765
Deferred tax assets, current portion	16,229	23,938
Prepaid expenses and other current assets	26,730	21,256
Total current assets	429,861	460,984
Marketable securities, net of current portion	1,290	1,269
Restricted cash, net of current portion	3,779	3,093
Property and equipment, net	53,160	35,571
Purchased intangible assets, net	39,666	17,629
Goodwill	108,672	77,865
Deferred tax assets, net of current portion	20,262	19,692
Other assets	8,764	7,619

Total assets	$665,454	$623,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,557	$18,714
Accrued compensation	71,715	66,609
Accrued restructuring costs, current portion	1,179	3,129
Deferred revenues	18,056	18,558
Other current liabilities	49,580	52,011
Total current liabilities	171,087	159,021
Accrued restructuring costs, net of current portion	436	-
Other long-term liabilities	40,983	22,396
Total liabilities	212,506	181,417

Stockholders' equity	452,948	442,305

Total liabilities and stockholders’ equity	$665,454	$623,722

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

	(in thousands)
Cash flows from operating activities:
Net income	$19,102	$14,275	$46,464	$28,118
Adjustments to reconcile net income to net cash provided by operating activities:
Loss recognized on disposition of fixed assets	32	93	42	240
Unrealized (gain) loss on financial instruments	(28)	(173)	150	167
Unrealized gain on marketable securities, net	-	-	-	(132)
Depreciation and amortization expense	7,080	5,234	18,229	16,037
Deferred income taxes	3,339	4,385	9,161	2,761
Stock-based compensation expense	5,018	4,289	14,237	13,924
Non-cash restructuring charges	-	-	4,564	-
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(1,585)	(1,542)	(4,439)	(9,454)
Unbilled revenues	1,430	(5,939)	(24,280)	(18,835)
Prepaid expenses and other current assets	479	(3,804)	(5,954)	(6,612)
Other assets	(62)	(769)	(670)	(1,381)
Accounts payable	2,275	1,667	8,318	1,104
Accrued compensation	9,008	5,568	(3,621)	1,334
Accrued restructuring costs	361	(1,113)	(1,539)	(2,457)
Deferred revenues	4,500	250	(844)	(4,166)
Other current liabilities	(11,188)	(3,863)	(2,462)	3,435
Other long-term liabilities	3,755	1,100	5,583	2,775

Net cash provided by operating activities	43,516	19,658	62,939	26,858

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(44,602)	-	(44,602)	(3,163)
Purchases of property and equipment and cost of internally developed software	(9,101)	(7,553)	(28,711)	(15,019)
Sales and maturities of marketable securities classified as trading	-	6,825	-	16,425
Sales and maturities of marketable securities not classified as trading	2,258	100	4,470	881
Purchases of marketable securities	(2,311)	-	(4,783)	-
Cash (paid) received on financial instruments, net	(1)	(397)	(193)	535
Change in restricted cash	(188)	(73)	654	(27)

Net cash used in investing activities	(53,945)	(1,098)	(73,165)	(368)

Cash flows from financing activities:
Principal payments under capital lease obligations	(18)	(21)	(54)	(62)
Proceeds from credit facilities	5,967	3,050	10,387	3,050
Repayment of amounts borrowed under credit facilities	(8,619)	-	(14,807)	-
Proceeds from stock option and purchase plans	531	1,703	8,388	5,943
Repayment of acquired debt	(3,766)	-	(3,766)	-
Dividends paid on common stock	(48,873)	-	(48,873)	(46,832)

Net cash (used in) provided by financing activities	(54,778)	4,732	(48,725)	(37,901)

Effect of exchange rate changes on cash and cash equivalents	(7,857)	5,367	(5,203)	5,661

Increase (decrease) in cash and cash equivalents	(73,064)	28,659	(64,154)	(5,750)
Cash and cash equivalents, at beginning of period	228,358	161,269	219,448	195,678
Cash and cash equivalents, at end of period	$155,294	$189,928	$155,294	$189,928

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

	(in thousands, except per share amounts)

Service revenues	$262,730	$217,057	$758,686	$600,631

GAAP income from operations	$29,124	$19,978	$70,742	$41,839
Stock-based compensation expense	5,018	4,289	14,237	13,924
Restructuring and other related charges	1,191	34	6,777	448
Amortization of purchased intangible assets	1,725	1,301	4,286	4,127
Acquisition costs and other related charges	1,082	-	1,305	111
Stock-based compensation review and restatement benefit	-	-	(3,500)	(301)
Non-GAAP income from operations	$38,140	$25,602	$93,847	$60,148

GAAP operating margin	11.1%	9.2%	9.3%	7.0%
Effect of adjustments detailed above	3.4%	2.6%	3.1%	3.0%
Non-GAAP operating margin	14.5%	11.8%	12.4%	10.0%

GAAP net income	$19,102	$14,275	$46,464	$28,118
Stock-based compensation expense, net of tax	3,112	2,653	8,903	8,641
Restructuring and other related charges, net of tax	709	20	4,172	372
Amortization of purchased intangible assets, net of tax	1,344	1,020	3,405	3,197
Acquisition costs and other related charges, net of tax	750	-	901	66
Stock-based compensation review and restatement benefit, net of tax	-	-	(2,085)	(179)
Non-GAAP net income	$25,017	$17,968	$61,760	$40,215

GAAP basic income per share	$0.14	$0.11	$0.34	$0.21
Effect of adjustments detailed above	0.04	0.03	0.11	0.10
Non-GAAP basic income per share	$0.18	$0.14	$0.45	$0.31

GAAP and Non-GAAP weighted average common shares	138,679	132,774	137,539	131,517

GAAP diluted income per share	$0.13	$0.10	$0.33	$0.20
Effect of adjustments noted above and change in dilution noted below	0.05	0.03	0.11	0.09
Non-GAAP diluted income per share	$0.18	$0.13	$0.44	$0.29

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	142,608	139,243	141,760	138,313

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
David LaBar, +1-646-478-9846
dlabar@sapient.com